THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                         THERMO INSTRUMENT SYSTEMS INC.
           Amended and Restated Promissory Note Due February 28, 2000
                             Waltham, Massachusetts

                                                                 August 27, 1999

      For value received, Thermo Instrument Systems Inc., a Delaware corporation (the "Company"), hereby promises to pay to Thermo Electron Corporation (hereinafter referred to as the "Payee"), or registered assigns, on February 28, 2000, the principal sum of one hundred fifty million dollars ($150,000,000) or such part thereof as then remains unpaid to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at a rate per annum equal to the Dealer Commercial Paper Rate for 30-day maturities as reported in The Wall Street Journal on the first business day of each fiscal month of the Company (the "DCP Rate") plus one-hundred fifty (150) basis points. If, however, one or more of the Company's majority-owned U.S. subsidiaries (i.e. not wholly-owned) is participating in the cash management arrangement with Payee, then the rate payable on the Company's outstanding principal balance shall be calculated as follows: If the aggregate amount of the Company's majority-owned U.S. subsidiaries' cash balance under the cash management arrangement ("Majority-Owned Excess Cash") equals or exceeds the Company's outstanding principal balance, then the Company shall pay interest on the aggregate unpaid principal amount hereunder at a rate per annum equal to the DCP Rate plus fifty (50) basis points. If the aggregate amount of the Majority-Owned Excess Cash is less than the Company's outstanding principal balance, then (A) the Company shall pay interest at a rate per annum equal to the DCP Rate plus fifty (50) basis points on that portion of the unpaid principal amount equal to the Majority-Owned Excess Cash, and (B) the Company shall pay interest at a rate per annum equal to the DCP Rate plus one hundred fifty (150) basis points on that portion of the unpaid principal amount equal to (i) the Company's outstanding principal balance, minus (ii) the Majority-Owned Excess Cash. Each of the interest rates set forth in the prior sentences shall be adjusted on the second business day of each fiscal month of the Company and shall be in effect for the entirety of such fiscal month. Interest is payable in arrears on the first business day of each fiscal month of the Company, until all amounts outstanding are paid in full. Overdue principal and interest shall bear interest at a rate per annum equal to the rate of interest published from time to time in The Wall Street Journal as the "prime rate" plus one percent (1%). Principal and all accrued but unpaid interest shall be repaid on February 28, 2000. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on an actual 360-day basis. This Note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty. All prepayments shall be applied first to accrued interest and then to principal.

      The then unpaid principal amount of, and interest outstanding on, this Note shall be and become immediately due and payable without notice or demand, at the option of the holder hereof, upon the occurrence of any of the following events:

            (a) the failure of the Company to pay any amount due hereunder within ten (10) days of the date when due;

            (b) any representation, warranty or statement made or furnished to the Payee by the Company in connection with this Note or the transaction from which it arises shall prove to have been false or misleading in any material respect as of the date when made or furnished;

            (c) the failure of the Company to pay its debts as they become due, the insolvency of the Company, the filing by or against the Company of any petition under the U.S. Bankruptcy Code (or the filing of any similar petition under the insolvency law of any jurisdiction), or the making by the Company of an assignment or trust mortgage for the benefit of creditors or the appointment of a receiver, custodian or similar agent with respect to, or the taking by any such person of possession of, any property of the Company;

            (d) the sale by the Company of all or substantially all of its assets;

            (e) the merger or consolidation of the Company with or into any other corporation in a transaction in which the Company is not the surviving entity;

            (f) the issuance of any writ of attachment, by trustee process or otherwise, or any restraining order or injunction not removed, repealed or dismissed within thirty (30) days of issuance, against or affecting the person or property of the Company or any liability or obligation of the Company to the holder hereof; and

            (g) the suspension of the transaction of the usual business of the Company.

      Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

      In case any payment herein provided for shall not be paid when due, the Company further promises to pay all cost of collection, including all reasonable attorneys' fees.

      No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company hereby waives presentment, demand, notice of prepayment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The undersigned hereby assents to any indulgence and any extension of time for payment of any indebtedness evidenced hereby granted or permitted by the Payee.

      This Note amends and restates in its entirety that certain promissory note issued by the Company to Thermo Electron Corporation dated March 3, 1999.

      This Note shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.


                                    THERMO INSTRUMENT SYSTEMS INC.


                                    By:   /s/Earl R. Lewis
                                          ---------------------
                                          Earl R. Lewis
                                          President and CEO

[Corporate Seal]

Attest:



/s/Sandra L. Lambert
-----------------------
Sandra L. Lambert
Secretary